EXECUTION VERSION



                          SECURITIES PURCHASE AGREEMENT

         This SECURITIES PURCHASE AGREEMENT (this "Agreement") is made as of April 7, 2008, by and among HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD., an exempted company organized under the laws of the Cayman Islands ("Harbinger Master"), HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P., a Delaware limited partnership ("Harbinger Special" and, together with Harbinger Master, "Harbinger"), APOLLO INVESTMENT FUND IV, L.P., a Delaware limited partnership ("AIF IV"), APOLLO OVERSEAS PARTNERS IV, L.P., a limited partnership registered in the Cayman Islands ("Overseas IV"), AIF IV/RRRR LLC, a Delaware limited liability company ("AIF IV/RRRR"), AP/RM ACQUISITION LLC, a Delaware limited liability company ("AP/RM"), and ST/RRRR LLC, a Delaware limited liability company ("ST/RRRR" each of AIF IV, Overseas IV, AIF/RRRR, AP/RM and ST/RRRR being hereinafter referred to as a "Stockholder" and collectively as the "Stockholders"). Each of Harbinger Master, Harbinger Special, AIF IV, Overseas IV, AIF IV/RRRR, AP/RM and ST/RRRR is hereinafter referred to as a "Party" and collectively as the "Parties".

         Each of the Stockholders currently owns (i) the number of shares (the "Voting Shares") of voting common stock, par value $0.01 per share (the "Voting Common Stock"), of Skyterra Communications, Inc., a Delaware corporation (the "Company"), as is set forth opposite such Stockholder's name on Annex A, (ii) the number of shares (the "Non-Voting Shares") of non-voting common stock, par value $0.01 per share (the "Non-Voting Common Stock"), of the Company as is set forth opposite such Stockholder's name on Annex A, (iii) the number of Series 1-A Warrants of the Company (the "Series 1-A Warrants") as is set forth opposite such Stockholder's name on Annex A, and (iv) the number of Series 2-A Warrants of the Company (the "Series 2-A Warrants") as is set forth opposite such Stockholder's name on Annex A. Except for the Voting Shares, the Non-Voting Shares, the Series 1-A Warrants and the Series 2-A Warrants (collectively, the "Securities") and the Directors' Shares (as hereinafter defined), neither any of the Stockholders nor any of their Affiliates owns any Equity Security of the Company or any Subsidiary of the Company.

         The Stockholders wish to sell the Securities to Harbinger and Harbinger wishes to purchase the Securities from the Stockholders on the terms and conditions set forth in this Agreement.

         THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Parties hereby agrees as follows:

ARTICLE 1
                                   DEFINITIONS

     Section 1.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

         "Agreement" has the meaning set forth in the preamble.

         "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

         "AIF IV" has the meaning set forth in the preamble.

         "AIF IV/RRRR" has the meaning set forth in the preamble.

         "AP/RM" has the meaning set forth in the preamble.

         "Board" means the board of directors of the Company.

         "Business Day" means any day excluding (i) Saturday, (ii) Sunday and
(iii) any day on which banking institutions located in the State of New York are required to be closed for the conduct of regular business.

         "Closing" has the meaning set forth in Section 2.1.

         "Closing Date" means a date no later than three Business Days following the satisfaction of the conditions set forth in Section 3.1, as reasonably determined by Harbinger and notified to the Stockholders.

         "Common Stock" means the Voting Common Stock and the Non-Voting Common Stock.

         "Communications Act" means the Communications Act of 1933, as amended, and the rules and published policies of the FCC promulgated thereunder.

         "Directors' Shares" means a number of Equity Securities of the Company not in excess of 600,000 in the aggregate that are owned by present or former directors of the Company or by present or former directors of any predecessor of the Company who also are or were Affiliates of any of the Stockholders, i.e. Andrew D. Africk, Marc J. Rowan and Aaron J. Stone.

         "Equity Security" means any stock, partnership interest (whether general or limited), limited liability company interest, membership interest, beneficial interest or similar security; any security convertible, with or without consideration, into such a security, or carrying any warrant, option or right to subscribe to or purchase such a security; or any such warrant, option or right.

         "Escrow Agent" means the Escrow Agent specified in the Escrow
Agreement.

         "Escrow Agreement" means the Escrow Agreement dated as of the Closing Date by and between the Parties and the Escrow Agent, in the form of Annex B.

         "Escrow Break Date" means the final date as of which the Escrow Agent has transferred and delivered all the Escrowed Property to Harbinger Master and Harbinger Special or to such other Person or Persons to whom the Escrow Agent shall have sold the Escrowed Property.

         "Escrowed Property" has the meaning set forth in the Escrow Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "FCC" means the United States Federal Communications Commission.

         "FCC Approval" means the consent and other actions of the FCC (including any action duly taken by the FCC's staff pursuant to delegated authority) granting its consent to (a) the transfer of control of MSV LLC to Harbinger; (b) a petition for declaratory ruling that it is in the public interest for MSV LLC to accept additional foreign ownership in excess of the amounts approved in the Foreign Ownership Ruling and the applicable limitations set forth in Section 310(b) of the Communications Act; and (c) any other applications or petitions as may be required to be filed with the FCC to consummate the transactions contemplated by this Agreement.

         "Foreign Ownership Ruling" means the Order and Declaratory Ruling, File Nos. ISP-PDR-20070314-00004 and ISP-PDR-20080111-00001, FCC 08-77, adopted by the FCC on March 7, 2008.

         "GAAP" means U.S. generally accepted accounting principles.

         "Governmental Entity" means any governmental or quasi-governmental body, whether administrative, executive, judicial, legislative or other, or any combination thereof, including any federal, state, territorial, county, local, municipal or other government or governmental or quasi-governmental agency, arbitrator, authority, board, body, branch, bureau, or comparable agency, commission, corporation, court, department, instrumentality, mediator, panel, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.

         "Harbinger" has the meaning set forth in the preamble.

         "Harbinger Master" has the meaning set forth in the preamble.

         "Harbinger Petition" means Harbinger's petition for interim authority for Harbinger to increase its ownership in MSV LLC through purchases of Company shares, not to exceed 49.99% of equity interest and 49.99% of voting interest.

         "Harbinger Special" has the meaning set forth in the preamble.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indemnified Party" has the meaning set forth in Section 6.1(a).

         "Indemnifying Party" has the meaning set forth in Section 6.1(a).

         "Initial Shares" means the aggregate number of Shares set forth on Annex C to be purchased from the Stockholders on the Closing Date.

         "Law" means any constitution, treaty, statute, law, ordinance, regulation, rule, standard, code, rule of common law, order or other requirement or rule enacted or promulgated by any Governmental Entity.

         "Lien" means, with respect to any of the Securities, any lien, mortgage, pledge, charge, security interest, proxy, voting agreement, voting trust or encumbrance of any kind in respect of such Securities, whether or not filed, recorded or otherwise perfected under applicable law, and any agreement to give any security interest.

         "Losses" has the meaning set forth in Section 6.1(a).

         "Material Adverse Change" means the occurrence of an event or change that has had or is reasonably likely to have a material adverse effect on the business, assets, liabilities, properties, operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, except to the extent that such adverse effect results from (a) general economic, regulatory or political conditions or changes therein in the United States or the other countries in which such party operates; (b) financial or securities market fluctuations or conditions; or (c) changes in, or events or conditions affecting, the satellite telecommunications industry generally.

         "MSV" means Mobile Satellite Ventures LP, a Delaware limited partnership.

         "MSV LLC" means Mobile Satellite Ventures Subsidiary LLC, a Delaware limited liability company and a Subsidiary of MSV.

         "Non-Cash Distributions" has the meaning set forth in Section 2.4.

         "Non-Voting Common Stock" has the meaning set forth in the recitals.

         "Non-Voting Shares" has the meaning set forth in the recitals.

         "Organizational Documents" means as to any Person, the certificate of or articles of incorporation, certificate of limited partnership, certificate of formation, articles of organization, operating agreement, limited partnership agreement, limited liability company agreement, stockholders agreements or bylaws or other similar documents of such Person, as applicable.

         "Overseas IV" has the meaning set forth in the preamble.

         "Party" and "Parties" have the meanings set forth in the preamble.

         "Person" means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, variable interest entity, trust, unincorporated organization, Governmental Entity or other entity.

         "Purchase Price" means an amount equal to the sum of (i) the product of the number of Shares (16,398,129) multiplied by $10.00 ($163,981,290), plus (ii) $100,000.00 for a total of $164,081,290).

         "Registration Statement" means the Company's registration statement on Form S-4 filed with the SEC pursuant to the Securities Act and declared effective by the SEC on March 12, 2008, including all amendments and exhibits thereto and all documents incorporated by reference therein.

         "Remaining Shares" means 442,825 Voting Shares (the total number of Voting Shares, 10,224,532, less the total number of Voting Shares in the Initial Shares, 9,781,707).

         "SEC" means the United States Securities and Exchange Commission.

         "Securities" has the meaning set forth in the recitals.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Series 1-A Warrants" has the meaning set forth in the recitals. The Stockholders own 234,633 Section 1-A Warrants.

         "Series 2-A Warrants" has the meaning set forth in the recitals. The Stockholders own 9,810,033 Section 2-A Warrants.

         "Shares" means the Voting Shares and the Non-Voting Shares.

         "Stockholder" and "Stockholders" have the meanings set forth in the preamble.

         "ST/RRRR" has the meaning set forth in the preamble.

         "Subsidiary" means any corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, variable interest entity, trust, or other organization, whether incorporated or unincorporated, (x) of which the Company or any other Subsidiary of the Company is a general partner, or (y) at least a majority of the securities or other interests of which, that have by their terms ordinary voting power to elect a majority of the board of directors or other body performing similar functions with respect to such corporation or organization, is directly owned or controlled by the Company or by any one or more of its Subsidiaries, or by the Company and one or more of its Subsidiaries or (z) of which the Company or any other Subsidiary of the Company is the primary beneficiary.

         "Transfer" means to sell, give, donate, pledge, grant a security interest in, encumber or otherwise transfer any Securities or any interest in any Securities.

         "Third Party Claim" has the meaning set forth in Section 6.1(b).

         "Voting Common Stock" has the meaning set forth in the recitals.

         "Voting Shares" has the meaning set forth in the recitals.

         "Warrants" means the Series 1-A Warrants and the Series 2-A Warrants.

     Section 1.2 Other Definitional and Interpretive Matters. Unless otherwise expressly provided, for purposes of this Agreement the following rules of interpretation shall apply:

          (a) Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

          (b) Annexes. The Annexes to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. Any capitalized terms used in any Annex but not otherwise defined therein are used therein with the definition set forth in the body of this Agreement.

          (c) Gender. Any reference in this Agreement to gender shall include all genders.

          (d) Headings. The division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Article" or "Section" are to the corresponding Article or Section of this Agreement unless otherwise specified.

          (e) Herein. The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

          (f) Including. The word "including" or any variation thereof means "including without limitation" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

          (g) No Strict Construction. The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any Party.

                                   ARTICLE 2
                         PURCHASE AND SALE OF SECURITIES

     Section 2.1 Sale and Purchase of the Securities. Upon the terms and subject to the conditions contained herein, the closing of the sale of the Initial Shares and the Warrants to Harbinger (the "Closing") shall occur on the Closing Date. At the Closing, to be held at the offices of Akin Gump Strauss Hauer & Feld, LLP, 590 Madison Avenue, New York, New York 10022 (or such other place as the Parties shall agree) (i) each of the Stockholders shall indefeasibly sell, grant, assign, convey, transfer and deliver to Harbinger Master, and Harbinger Master shall purchase, acquire and accept from such Stockholder (free and clear of all Liens), all of such Stockholder's right, title and interest in and to the number of Initial Shares and Warrants set forth on Annex C, (ii) each of the Stockholders shall indefeasibly sell, grant, assign, convey, transfer and deliver to Harbinger Special, and Harbinger Special shall purchase, acquire and accept from such Stockholder (free and clear of all Liens), all of such Stockholder's right, title and interest in and to the number of Initial Shares and Warrants set forth on Annex C, (iii) the Stockholders, Harbinger Master and Harbinger Special shall enter into the Escrow Agreement with respect to the Remaining Shares, and (iv) Harbinger shall pay to the Stockholders the aggregate Purchase Price for all the Securities.

     Section 2.2 Deliveries by the Stockholders and Harbinger at the Closing. At the Closing, (i) each Stockholder shall deliver to Harbinger Master any and all instruments reasonably necessary to effect the indefeasible transfer to Harbinger Master of the Initial Shares and Warrants being purchased by Harbinger Master from such Stockholder and to cause such Initial Shares and Warrants to be registered in the name of Harbinger Master or such nominee or nominees as Harbinger Master may specify to the Stockholders in writing at least three Business Days prior to the Closing Date, (ii) each Stockholder shall deliver to Harbinger Special any and all instruments reasonably necessary to effect the indefeasible transfer to Harbinger Special of the Initial Shares and Warrants being purchased by Harbinger Special from such Stockholder and to cause such Initial Shares and Warrants to be registered in the name of Harbinger Special or such nominee or nominees as Harbinger Special may specify to the Stockholders in writing at least three Business Days prior to the Closing Date, (iii) each Stockholder shall deliver to the Escrow Agent certificates representing the Remaining Shares together with signed stock powers and any other instruments executed in blank necessary to permit the Escrow Agent to effect the delivery and transfer of the Remaining Shares in accordance with the terms of the Escrow Agreement and to permit the Escrow Agent to effect the registration of the Remaining Shares in the name of Harbinger Master and Harbinger Special or such other Person or Persons to whom the Escrow Agent may sell the Remaining Shares; and (iv) Harbinger shall pay the aggregate Purchase Price for all the Securities to the Stockholders by wire transfer of immediately available funds to one account specified in writing by each Stockholder to Harbinger at least three Business Days prior to the Closing Date. In addition, at the Closing the Stockholders and Harbinger shall deliver the instruments referred to in Sections
3.1 and 3.2.

     Section 2.3 Adjustments. If prior to the Closing Date the Company shall effect any split, combination or reclassification of its Voting Common Stock or its Non-Voting Common Stock, or declare or pay any non-cash dividend or other distribution payable to the holders of its Voting Common Stock or Non-Voting Common Stock in additional shares of Common Stock, other securities or other property, then (i) Harbinger's right to purchase the Shares shall extend to all additional shares of Common Stock, other securities and other property payable to the Stockholders with respect to the Shares as a result of such split, combination, reclassification, dividend or distribution and (ii) the Purchase Price shall be adjusted in accordance with standard market adjustments to account for the overall economic effect of such split, combination, reclassification, dividend or distribution.

     Section 2.4 Escrow of Remaining Shares. If prior to the Escrow Break Date the Company effects any split, combination or reclassification of its Voting Common Stock or declares or pays any dividend or other distribution payable to the holders of its Voting Common Stock in additional shares of Common Stock, other securities or other property other than cash dividends ("Non-Cash Distributions"), then the Stockholders shall promptly deliver any such Non-Cash Distributions to the Escrow Agent to be held, delivered and transferred in accordance with the terms of the Escrow Agreement. The Escrow Agent shall hold the Escrowed Property in accordance with the terms of the Escrow Agreement. Upon receipt of written notice from Harbinger that Harbinger has received FCC Approval to acquire the Escrowed Property or that Harbinger has determined that it may acquire the Escrowed Property without FCC Approval, the Escrow Agent shall transfer and deliver the Escrowed Property to, and effect the registration of the Escrowed Property in the name of, Harbinger Master, Harbinger Special or such of their respective nominees as they may designate. Upon receipt of written notice from Harbinger that Harbinger has failed to receive required FCC Approval to acquire the Escrowed Property or has determined that it will not seek required FCC Approval to acquire the Escrowed Property, the Escrow Agent shall sell the Escrowed Property and remit the proceeds of such sale to Harbinger. In connection with any such sale or sales, the Escrow Agent shall consult with Harbinger but shall not take any directions from Harbinger. Notwithstanding the foregoing, (a) Harbinger agrees that it shall not instruct the Escrow Agent to transfer, deliver or effect the registration of any of the Escrowed Property in the name of Harbinger Master, Harbinger Special or their respective nominees without Harbinger's first having obtained any necessary FCC Approval to acquire the Escrowed Property and (b) Harbinger shall not have the power to direct the Escrow Agent to transfer and deliver the Escrowed Property to, and effect the registration of the Escrowed Property in the name of, Harbinger Master, Harbinger Special or their respective nominees or to sell the Escrowed Property unless and until Harbinger delivers to the Escrow Agent an opinion of FCC counsel addressed to Harbinger and to the Escrow Agent to the effect that such disposition would not violate the Communications Act. Until such time as the Escrow Agent transfers and delivers the Escrowed Property in accordance with the terms of the Escrow Agreement, (x) title to the Escrowed Property shall remain in the Stockholders and the Escrowed Property shall remain registered on the books of the Company in the name of the Stockholders or their respective nominees; (y) the Stockholders shall have the right to vote the Remaining Shares and any other voting securities included within the Escrowed Property and (z) the Stockholders shall have the right to receive any cash dividends declared or paid by the Company with respect to the Remaining Shares.

                                   ARTICLE 3
                              CONDITIONS PRECEDENT

     Section 3.1 Conditions Precedent to Harbinger's Purchase of the Securities. The obligations of Harbinger to purchase and pay for the Securities are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by Harbinger in its sole discretion):

          (a) the representations and warranties of each Stockholder contained in this Agreement shall have been true and correct on and as of the date of this Agreement and shall also be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the such date;

          (b) each Stockholder shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by such Stockholder on or prior to the Closing Date;

          (c) Harbinger shall have received a certificate of each Stockholder, in form and substance reasonably satisfactory to Harbinger, dated the Closing Date, to the effect that each of the conditions specified in Section 3.1(a) and
Section 3.1(b) has been satisfied by such Stockholder;

          (d) Harbinger shall have received an opinion or opinions of legal counsel to the Stockholders in the form of Annex D-1;

          (e) there shall not be in effect any order by any court or any other Governmental Entity of competent jurisdiction restraining, enjoining or otherwise prohibiting the sale of the Initial Shares or the Warrants by the Stockholders to Harbinger, the purchase of the Initial Shares or the Warrants by Harbinger from the Stockholders, or the payment of the aggregate Purchase Price for all the Securities by Harbinger to the Stockholders;

          (f) on the Closing Date, the Stockholders, Harbinger and the Escrow Agent shall have executed the Escrow Agreement;

          (g) on the Closing Date, Andrew D. Africk and Jeffrey Leddy shall have resigned from the Board and the boards of all Subsidiaries, and each of Paul S. Latchford, Jr. and Jose A. Cecin, Jr., shall have been elected to the Board to replace Messrs. Africk and Leddy;

          (h) on the Closing Date, the size of the Board shall have been increased to seven members and Alexander H. Good shall have been elected to the Board;

          (i) Andrew D. Africk shall have resigned from the board of directors of TerreStar Networks, Inc.; and

          (j) prior to the Closing Date, the Company shall not have established a record date for any future meeting of the Company's stockholders.

Section 3.2 Conditions Precedent to the Stockholders' Sale of the Securities. The obligations of the Stockholders to sell the Securities are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Stockholders in their sole discretion):

          (a) the representations and warranties of Harbinger contained in this Agreement shall have been true and correct on and as of the date of this Agreement and shall also be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the such date;

          (b) Harbinger shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by Harbinger on or prior to the Closing Date; and

          (c) the Stockholders shall have received a certificate of Harbinger, in form and substance reasonably satisfactory to the Stockholders, dated the Closing Date, to the effect that each of the conditions specified in Section 3.2(a) and Section 3.2(b) has been satisfied.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

     Section 4.1 Representations and Warranties of the Stockholders. Each of the Stockholders hereby represents and warrants to Harbinger as follows:

          (a) Ownership of Securities. Each Stockholder owns, as of the date hereof, and will continue to own through the Closing Date, good and valid title to the number of Shares and Warrants set forth opposite its name on Annex A, in each case, free and clear of any Liens. Except for the Securities and the Directors' Shares, neither any of the Stockholders nor any of their Affiliates owns any Equity Security of the Company or any Subsidiary of the Company. On the Closing Date the Stockholders will have transferred to Harbinger, and Harbinger will have acquired, good and valid title to the Initial Shares and the Warrants, free and clear of all Liens. On the Escrow Break Date Harbinger (or such or Person or Persons to whom the Escrow Agent may sell the Remaining Shares) will acquire, good and valid title to the Remaining Shares, free and clear of all Liens. Except as provided in the Foreign Ownership Ruling and Section 310(b) of the Communications Act, neither any of the Stockholders nor any of the Securities is subject to any contract, agreement or other understanding that will restrict the right of Harbinger to sell or otherwise Transfer any of the Securities or any interest in the Securities, to vote the Voting Shares or to exercise the Warrants.

          (b) Organization and Good Standing of the Stockholders. Each Stockholder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own the Securities and to consummate the transactions contemplated by this Agreement.

          (c) Authority. Each Stockholder has all requisite power, authority and legal capacity to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each Stockholder, the performance of each Stockholder's obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action of such Stockholder. This Agreement has been duly executed and delivered by each Stockholder, and, assuming the due authorization, execution and delivery of this Agreement by Harbinger, constitutes a valid and binding obligation of each Stockholder, enforceable against each Stockholder in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to enforcement of creditors' rights generally and by general principles of equity.

          (d) No Conflict; Consents. The execution and delivery by each Stockholder of this Agreement does not, and the consummation of the transactions contemplated herby will not (i) conflict with, violate or constitute a breach or default under the Organizational Documents of such Stockholder or any agreement to which such Stockholder is a party or to which any of the Securities are subject, or (ii) assuming receipt of FCC Approval with respect to the Remaining Shares, violate any judgment, order, decree or Law applicable to such Stockholder. Except for FCC Approval with respect to the Remaining Shares, no consent, approval, authorization, order, filing, registration or qualification of or with any Governmental Entity or other Person is required to be obtained in connection with the execution and delivery of this Agreement by the Stockholders or the performance of the Stockholders' obligations hereunder.

          (e) Board Matters. Except for this Agreement, none of the Stockholders is party to, bound by or knows of, any contract, agreement, judgment, order or decree currently in effect relating to the size or composition of the Board or the ability of the holders of a majority of the outstanding shares of Voting Common Stock to elect such individuals as such holders may choose to the Board; it is expressly understood that the Stockholders make no representation or warranty with respect to any contract, agreement, judgment, order or decree to which Harbinger or any of its Affiliates is a party.

          (f) Disclosure. To the knowledge of the Stockholders, (i) the Registration Statement complies in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as applicable) and the respective rules and regulations of the SEC thereunder and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading and (ii) there has been no Material Adverse Change since the effective date of the Registration Statement.

          (g) No Brokers. No agent, broker, investment banker, financial advisor or other Person is or shall be entitled, as a result of any action, agreement or commitment of any Stockholder or any of their Affiliates, to any broker's, finder's, financial advisor's or other similar fee or commission in connection with any of the transactions contemplated by this Agreement.

     Section 4.2 Representations and Warranties of Harbinger. Harbinger represents and warrants to each of the Stockholders as follows:

          (a) Organization and Good Standing. Each of Harbinger Master and Harbinger Special is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to consummate the transactions contemplated by this Agreement.

          (b) Authority. Each of Harbinger Master and Harbinger Special has all requisite power, authority and legal capacity to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Harbinger Master and Harbinger Special, the performance of the obligations of Harbinger Master and Harbinger Special hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action of Harbinger Master and Harbinger Special. This Agreement has been duly executed and delivered by each of Harbinger Master and Harbinger Special, and, assuming the due authorization, execution and delivery of this Agreement by the Stockholders, constitutes a valid and binding obligation of Harbinger Master and Harbinger Special, enforceable against Harbinger Master and Harbinger Special in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to enforcement of creditors' rights generally and by general principles of equity.

          (c) No Conflict; Consents. The execution and delivery by Harbinger Master and Harbinger Special of this Agreement does not, and the consummation of the transactions contemplated herby will not (i) conflict with, violate or constitute a breach or default under the Organizational Documents of Harbinger Master or Harbinger Special or any agreement to which either of them is a party, or (ii) assuming receipt of FCC Approval with respect to the Remaining Shares, violate any judgment, order, decree or Law applicable to Harbinger Master or Harbinger Special. Except for FCC Approval with respect to the Remaining Shares, no consent, approval, authorization, order, filing, registration or qualification of or with any Governmental Entity or other Person is required to be obtained in connection with the execution and delivery of this Agreement by Harbinger Master or Harbinger Special or the performance of their obligations hereunder.

          (d) No Brokers. No agent, broker, investment banker, financial advisor or other Person is or shall be entitled, as a result of any action, agreement or commitment of Harbinger Master or Harbinger Special or any of their Affiliates, to any broker's, finder's, financial advisor's or other similar fee or commission in connection with any of the transactions contemplated by this Agreement.

          (e) Securities Matters. Each of Harbinger Master and Harbinger Special

               (i) is an "accredited investor" as such term is defined under Rule 501 under the Securities Act, and has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of the investment in the Securities;

               (ii) understands that ownership of the Securities involves substantial risk and is capable of bearing the economic risks associated with the investment in the Securities;

               (iii) is acquiring the Securities for its own account, for investment and not with a view to any public distribution thereof in a matter that would require registration thereof or the transactions contemplated hereby under the Securities Act;

               (iv) does not presently have any reason to anticipate any change in circumstances or other particular occasion or event which would cause it to sell the Securities other than in compliance with the requirements of the Securities Act or pursuant to an exemption therefrom;

               (v) has no contract, undertaking, agreement, understanding or arrangement with any Person to sell, transfer, or pledge to any Person any part or all of the Securities being acquired, or any interest therein, and has no present plans to enter into the same;

(vi) understands that neither the sale of the Securities by the Stockholders nor the issuance of any underlying Common Stock issuable upon exercise of the
               Warrants has been registered under the Securities Act, and that the Securities must continue to be held by Harbinger unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration;

(vii) understands that the certificates evidencing the Securities shall bear a restricted legend to the effect set forth in the preceding paragraph;

               (viii) is an existing securityholder of the Company, has reviewed the information contained in the Registration Statement, is relying solely upon the advice of its own financial, legal and tax advisors, has made its own independent investigation and evaluation of the merits and risks of the investments in the Securities and acknowledges that it has received no information concerning the business of the Company from the Stockholders in making its decision to purchase the Securities and enter into this Agreement; and

               (ix) acknowledges that the Stockholders are relying on the representation and warranties of Harbinger contained in this Section 4.2(e) and would not consummate the transactions contemplated by this Agreement, in the absence of the representations and warranties of Harbinger contained in this
Section 4.2(e).

          (f) Initial Shares. The sale of the Initial Shares and the Warrants to Harbinger is permitted under the Foreign Ownership Ruling, and no approval of the FCC is required in order for Harbinger to purchase the Initial Shares and Warrants. The Initial Shares to be purchased by Harbinger from the Stockholders without prior FCC Approval will not exceed the amounts approved in the Foreign Ownership Ruling and the applicable limitations set forth in Section 310(b) of the Communications Act.

          (g) Antitrust Matters. Provided that Harbinger Master acquires not more that 9,250,000 Voting Shares and that Harbinger Special acquires not more than 5,120,000 Voting Shares, then no notification under the HSR Act would be required in order for Harbinger to purchase and pay for the Securities pursuant to the terms of this Agreement.

                                   ARTICLE 5
                                    COVENANTS

     Section 5.1 Notice. Each of the Stockholders and Harbinger shall promptly advise the other in writing (i) of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect, (ii) of the failure of it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, or (iii) upon the commencement of, or upon obtaining knowledge of any facts that would give rise to a threat of, any claim or legal proceeding commenced against any such Party relating to this Agreement or the transactions contemplated by this Agreement; provided, however, that no such notification shall affect the representations or warranties, covenants or agreements of the Parties (or remedies with respect thereto) or the conditions to the obligations of the Parties under this Agreement.

     Section 5.2 Cooperation. Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     Section 5.3 Regulatory Matters. The Stockholders and Harbinger shall use their reasonable commercial efforts to cause the Company and MSV LLC to file the FCC applications seeking the FCC Approval with the FCC on or before December 31, 2008. The Stockholders and Harbinger shall, and the Stockholders and Harbinger shall use their reasonable commercial efforts to cause the Company and MSV LLC to, each at its own expense, use their reasonable commercial efforts to prosecute the FCC applications and obtain the FCC Approvals, cooperate in providing all information requested by the FCC and take all steps reasonably necessary or appropriate to prepare, file and prosecute such applications and obtain the FCC Approvals. In the event any Person petitions the FCC to deny or otherwise challenges the applications for the FCC Approvals or any other application filed or amended to effectuate the purposes of this Agreement, or in the event the FCC grants the applications for the FCC Approvals or any other application filed or amended to effectuate the purposes of this Agreement and any Person petitions for review or reconsideration of such grant before the FCC, or seeks judicial review of such grant, then the Stockholders and Harbinger shall, and the Stockholders and Harbinger shall use their reasonable commercial efforts to cause the Company and MSV LLC to, use their reasonable commercial efforts to oppose such petition or challenge before the FCC and vigorously defend the grant of such applications by the FCC diligently and in good faith, provided that the Stockholders, Harbinger, the Company or MSV LLC shall not have any obligation to participate in any evidentiary hearing on any such application. Should the FCC deny any such application or grant any such application subject to material adverse conditions, the Stockholders and Harbinger shall, and the Stockholders and Harbinger shall use their reasonable commercial efforts to cause the Company and MSV LLC to, utilize their reasonable commercial efforts to secure timely reconsideration or review of such denial or conditions, provided that the Stockholders, Harbinger, the Company or MSV LLC shall not have any obligation to participate in any evidentiary hearing on any such denial or imposition of conditions. The Parties shall give each other a reasonable opportunity to review any and all pleadings, documents, applications and other materials filed by any Stockholder or Harbinger with respect to any of the foregoing prior to its filing. The Parties shall provide to each other copies of all material communications with the FCC related to the applications for the FCC Approval and provide to each other a reasonable opportunity to contribute to and review any and all pleadings, documents, applications and other materials filed with the FCC by each other from the date hereof through the Escrow Break Date. If consummation of the transactions contemplated by this Agreement require the approval of Industry Canada, the obligations of the Stockholders and Harbinger under this Section 5.3 shall apply to applications, pleadings, documents and other materials and communications required to be filed with Industry Canada mutatis mutandis. The Stockholders and Harbinger further agree that they will use their reasonable commercial efforts to support, and will use their reasonable commercial efforts to cause the Company and MSV LLC to support, any further applications that Harbinger or its Affiliates may make in the future for FCC, Industry Canada and other regulatory approvals relating to the Company or MSV LLC.

     Section 5.4 Publicity. None of the Parties shall issue, or permit any of their respective Affiliates to issue, any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other Parties (not to be unreasonably withheld or delayed), unless disclosure is otherwise required by applicable law, provided that, to the extent required by applicable law, the Party intending to make such release shall use its commercially reasonable efforts consistent with such applicable law to consult with the other Parties with respect to the text thereof.

     Section 5.5 No Transfers of Securities. Prior to the Closing Date, except for this Agreement, the Escrow Agreement and the consummation of the transactions contemplated herein and therein, none of the Stockholders shall (i) Transfer or consent to the Transfer of, any Securities or any interest therein,
(ii) enter into any contract, option or other agreement or understanding with respect to any Transfer of any Securities or any interest therein, (iii) grant any proxy, power or attorney or other authorization in or with respect to any Securities, (iv) deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares, (v) exercise any of the Warrants, (vi) exchange any Non-Voting Shares for Voting Shares or (vii) exchange any Voting Shares for Non-Voting Shares. Prior to the Escrow Break Date, except for this Agreement, the Escrow Agreement and the consummation of the transactions contemplated herein and therein, none of the Stockholders shall (i) Transfer or consent to the Transfer of, any Remaining Shares or other Escrowed Property or any interest therein, (ii) enter into any contract, option or other agreement or understanding with respect to any Transfer of any Remaining Shares or other Escrowed Property or any interest therein, (iii) grant any proxy, power or attorney or other authorization in or with respect to any Remaining Shares or any other voting securities included within the Escrowed Property that will not by its terms expire before the Escrow Break Date, (iv) deposit any Remaining Shares or any other voting securities included within the Escrowed Property into a voting trust or enter into a voting agreement with respect to any Remaining Shares or any other voting securities included within the Escrowed Property that will not by its terms expire before the Escrow Break Date, or (v) exchange any Remaining Shares for Non-Voting Shares or exchange any other voting securities included within the Escrowed Property for non-voting securities.

     Section 5.6 Access to Information. The Stockholders agree that Harbinger shall be entitled, through its officers, employees and representatives (including legal advisors and accountants), to make such investigation of the properties, businesses and operations of the Company and its Subsidiaries, such examination of the books, records and financial condition of such entities (and to make extracts and copies of such books and records) and to interview such officers and employees of the Company and its Subsidiaries as Harbinger shall reasonably request. The Stockholders shall cooperate fully with all such reasonable requests.

Section 5.7 Brownstein Retention. The Stockholders for themselves and their Affiliates consent to, and agree that neither they nor any of their Affiliates will object to, the retention of Brownstein Hyatt Farber Schreck and Norman Brownstein by Harbinger and/or its Affiliates and representatives to advise and represent Harbinger, its Affiliates and representatives in connection with Harbinger's investment in the Company, investments in other telecommunications companies and/or other matters regardless of whether the interests of Harbinger and its Affiliates, on the one hand, and the Stockholders and their Affiliates, on the other hand, are adverse with respect to such matters.

                                   ARTICLE 6
                                 INDEMNIFICATION

     Section 6.1 Indemnification

          (a) Each of the Stockholders (an "Indemnifying Party") shall indemnify and hold harmless Harbinger and Harbinger's officers, directors, employees, agents, successors, assigns and Affiliates (each, an "Indemnified Party"), and Harbinger (an "Indemnifying Party") shall indemnify and hold harmless each of the Stockholders and the Stockholders' officers, directors, employees, agents, successors, assigns and Affiliate (each, an "Indemnified Party") against any losses, claims, damages, liabilities, actions, judgments, causes of action, costs or expenses, including interest, penalties and reasonable attorneys' fees and expenses (collectively, "Losses") asserted against, resulting from, imposed upon or incurred or suffered by the Indemnified Party as a result of or relating to any breach by any Indemnifying Party of any of its representations, warranties, covenants or agreements contained in this Agreement.

          (b) If an Indemnified Party receives notice from any third party with respect to any matter (a "Third-Party Claim") that may give rise to a claim for indemnification against the Indemnifying Party under Section 6.1(a), then the Indemnified Party shall promptly (but in any event no later than 10 days after receipt of such notice) notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in so notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation under this Article 6 unless (and then solely to the extent that) the Indemnifying Party is thereby materially prejudiced.

          (c) The Indemnifying Party shall have the right (except as otherwise provided herein) to assume the defense of the Third-Party Claim with counsel of its choice, who shall be reasonably satisfactory to the Indemnified Party, at any time within 15 days after the Indemnified Party has given notice to the Indemnifying Party of the Third-Party Claim; provided, however, that the Indemnified Party may retain separate counsel at its sole cost and expense and participate in the defense of the Third-Party Claim. Notwithstanding the foregoing the Indemnifying Party shall not be entitled to assume, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any Third-Party Claim (i) if the Indemnifying Party does not promptly acknowledge in writing its obligation to indemnify the Indemnified Party hereunder, (ii) if the Indemnifying Party does not timely assume the defense of such Third-Party Claim, (iii) if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Party or (iv) to the extent the Third-Party Claim seeks an order, injunction, non-monetary or other equitable relief against the Indemnified Party which, in the reasonable judgment of the Indemnified Party, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnified Party. In any such case, the Indemnified Party shall be entitled to retain its own counsel in each jurisdiction for which the Indemnified Party determines counsel is required, at the sole cost and expense of the Indemnifying Party.

          (d) So long as the Indemnifying Party has assumed and is conducting the defense of the Third-Party Claim in accordance with Section 6.1(c), the Indemnifying Party will not consent to the entry of any judgment on or enter into any settlement that (i) does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a full release from all liabilities in respect of such Third-Party Claim, except with the prior written consent of the Indemnified Party, or (ii) does contain any admission of wrongdoing by or guilt of any Indemnified Party.

          (e) The Indemnifying Party shall reimburse the Indemnified Party for his, her or its legal and other fees, costs expenses (including the cost of any investigation or preparation) as and when bills are received or expenses are incurred.

                                   ARTICLE 7
                                  MISCELLANEOUS

     Section 7.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such state and without regard to the conflicts or choice of law provisions thereof that would give rise to the application of the domestic substantive law of any other jurisdiction.

     Section 7.2 Jurisdiction. The Parties hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the County, City and State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each Party hereby irrevocably agrees that all claims in respect of such dispute or any legal proceeding related thereto may be heard and determined in such courts. Each Party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that such Party may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. EACH PARTY FURTHER HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL OR EQUITABLE ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) AND ANY OBJECTION THAT SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE AFOREMENTIONED COURTS. Each of the Parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Parties consents to process being served by any other Party in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 7.2.

     Section 7.3 Notices. All notices, requests, payments, instructions or other documents to be given hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by registered or certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), or (iii) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), addressed as follows (or to such other address as the recipient Party may have furnished to the sending Party for the purpose pursuant to this Section):

                  If to Harbinger to:

                  c/o Harbinger Capital Partners Funds
                  555 Madison Avenue, 16th Floor
                  New York, NY  10022
                  Attention: Jeffery T. Kirshner, Esq.

                  with a copy, which shall not constitute notice, sent at the same time and by the same means to:

                  Harbert Management Corporation
                  One Riverchase Parkway, South
                  Birmingham, AL  35244
                  Attention:  General Counsel

                  and

                  Bingham McCutchen LLP
                  150 Federal Street
                  Boston, MA  02110
                  Attention:  Joseph J. Basile

                  If to any Stockholder, to:

                  Andrew D. Africk
                  c/o Apollo Global Management L.P.
                  9 West 57th Street, 43rd floor
                  New York, New York  10019

                  with a copy, which shall not constitute notice, sent at the same time and by the same means to:

                  Steven M. Pesner, P.C.
                  Akin Gump Strauss Hauer & Feld LLP
                  590 Madison Avenue
                  New York, New York  10022

         Any Party may change the Person(s) and the address(es) to which notices or other communications are to be sent by giving written notice of any such change in the manner provided herein for giving notice.

     Section 7.4 Further Assurances. Each of the Parties shall, upon request of another Party, execute and deliver to the requesting Party and to the Escrow Agent any additional documents and take such further actions (including delivering instructions to any depositary or securities intermediary or the Company) as the requesting Party or the Escrow Agent may deem to be necessary or desirable to effect the transactions contemplated by this Agreement and the Escrow Agreement.

     Section 7.5 Specific Performance. Each Stockholder acknowledges that it will be impossible to measure in money the damages to Harbinger if any Stockholder fails to comply with its obligations under this Agreement, and that, in the event of any such failure, Harbinger will not have an adequate remedy at law. Accordingly, each Stockholder agrees that injunctive or other equitable relief, in addition to remedies at law or damages, is an appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that Harbinger has an adequate remedy at law. Each Stockholder agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Harbinger's seeking or obtaining such equitable relief.

     Section 7.6 Assignments. This Agreement will bind and inure to the benefit of the Parties and their respective successors, and permitted assigns. No Party will assign any rights or delegate any obligations hereunder without the consent of the other Parties, other than in the case of Harbinger, which shall have the right to assign any or all of its rights and/or delegate its obligations to any fund affiliated with Harbinger Master or Harbinger Special. Except as otherwise expressly provided herein, nothing in this Agreement is intended to or will confer any rights or remedies on any Person other than the Parties and their respective successors and permitted assigns.

     Section 7.7 Counterparts. This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one and the same agreement. In pleading or proving this Agreement, it will not be necessary to produce or account for more than one such counterpart. Facsimile and PDF signatures hereto shall be deemed to be of the same force and effect as originals.

     Section 7.8 Waivers. No waiver of any breach or default hereunder will be valid unless in a writing signed by the waiving Party. No failure or other delay by any Party in exercising any right, power, or privilege hereunder will be or operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     Section 7.9 Entire Agreement. This Agreement and the Escrow Agreement contains the entire understanding and agreement between the Stockholders, on the one side, and Harbinger, on the other side, and supersedes any prior understandings or agreements between the Stockholders, on the one side, and Harbinger, on the other side, with respect to the subject matter hereof.

     Section 7.10 Amendments in Writing. This Agreement may not be amended, modified or supplemented except by a writing duly executed by all of the Parties.

     Section 7.11 Legal Fees. Each of the Parties acknowledges and agrees that such Party is responsible for bearing and paying its own legal fees and expenses incurred in connection with negotiating, executing and implementing this Agreement. Nothing in this Section 7.11 shall preclude a Party from making a claim for or recovering legal expenses incurred in connection with enforcement of its rights and remedies under this Agreement in a court of law or other legal proceeding, arbitration or mediation.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date and year first above written.

                                    HARBINGER CAPITAL PARTNERS
                                    MASTER FUND I, LTD.

                                    By:  Harbinger Capital Partners Offshore
                                         Manager, L.L.C., as investment
                                         manager


                                    By:  /s/ Philip A. Falcone
                                         ------------------------------------
                                    Name:  Philip A. Falcone
                                    Title: Senior Managing Director


                                    HARBINGER CAPITAL PARTNERS SPECIAL
                                    SITUATIONS FUND, L.P.

                                    By:  Harbinger Capital Partners Special
                                         Situations GP, LLC, as general
                                         partner


                                    By:  /s/ Philip A. Falcone
                                         ------------------------------------
                                    Name:  Philip A. Falcone
                                    Title: Senior Managing Director


                                    APOLLO INVESTMENT FUND IV, L.P.

                                    By: Apollo Advisors IV, L.P.
                                        Its General Partner

                                        By: Apollo Capital Management IV, Inc.
                                            Its General Partner

                                    By:  /s/ Andrew Africk
                                         ------------------------------------
                                    Name:  Andrew Africk
                                    Title: Vice President

                                    APOLLO OVERSEAS PARTNERS IV, L.P.


                                    By: Apollo Advisors IV, L.P.
                                        Its General Partner

                                        By: Apollo Capital Management IV, Inc.
                                            Its General Partner

                                    By:  /s/ Andrew Africk
                                         ------------------------------------
                                    Name:  Andrew Africk
                                    Title: Vice President


                                    AIF IV/RRRR LLC
                                    AP/RM ACQUISITION, LLC
                                    ST/RRRR LLC


                                    By:  /s/ Andrew Africk
                                         ------------------------------------
                                    Name:  Andrew Africk
                                    Title: Authorized Signatory


                                    AP/RM ACQUISITION LLC

                                    By:  Apollo Management IV, L.P.
                                         Its Manager

                                         By:  AIF IV Management, Inc.
                                              Its General Partner

                                    By:  /s/ Andrew Africk
                                         ------------------------------------
                                    Name:  Andrew Africk
                                    Title:



                                    ST/RRRR LLC


                                    By:  Apollo Management IV, L.P.
                                         Its Manager

                                         By:  AIF IV Management, Inc.
                                              Its General Partner

                                    By:  /s/ Andrew Africk
                                         ------------------------------------
                                    Name:  Andrew Africk
                                    Title:

                                     Annex A

                                     Voting    Non-Voting  Series 1-A Series 2-A
Stockholder                          Shares      Shares     Warrants   Warrants
-----------                          -------   ----------  ---------- ----------

Apollo Investment Fund IV, L.P.     8,018,344   5,291,024   179,693    7,512,917

Apollo Overseas Partners IV, L.P.     411,509     264,868     9,636      402,922

AIF IV/RR LLC                       1,023,805     314,943    45,304    1,894,194

AP/RM Acquisition LLC                 474,427           0         0            0

ST/RRRR LLC                           296,447     302,762         0            0

Total                              10,224,532   6,173,597   234,633    9,810,033

                                     Annex B

                            Form of Escrow Agreement

          ESCROW AGREEMENT dated as of April ___, 2008 (this "Agreement"), by and among HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD., an exempted company organized under the laws of the Cayman Islands ("Harbinger Master"), HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P., a Delaware limited partnership ("Harbinger Special" and, together with Harbinger Master, "Harbinger"), APOLLO INVESTMENT FUND IV, L.P., a Delaware limited partnership ("AIF IV"), APOLLO OVERSEAS PARTNERS IV, L.P., a limited partnership registered in the Cayman Islands ("Overseas IV"), AIF IV/RRRR LLC, a Delaware limited liability company ("AIF IV/RRRR"), AP/RM ACQUISITION LLC, a Delaware limited liability company ("AP/RM"), and ST/RRRR LLC, a Delaware limited liability company ("ST/RRRR" each of AIF IV, Overseas IV, AIF/RRRR, AP/RM and ST/RRRR being hereinafter referred to as a "Stockholder" and collectively as the "Stockholders") and Akin Gump Strauss Hauer & Feld LLP (the "Escrow Agent"). Each of Harbinger Master, Harbinger Special, AIF IV, Overseas IV, AIF IV/RRRR, AP/RM, ST/RRRR and the Escrow Agent is hereinafter referred to as a "Party" and collectively as the "Parties".

          Harbinger and the Stockholders have entered into a Securities Purchase Agreement, dated as of April 7, 2008 (the "Securities Purchase Agreement"), respecting the Securities (as defined in the Securities Purchase Agreement) issued by SkyTerra Communications, Inc., a Delaware corporation (the "Company"), set forth opposite each such Stockholder's name on Annex A to the Securities Purchase Agreement. Capitalized terms used but not defined in this Agreement shall have the meanings specified for such terms in the Securities Purchase Agreement.

          Pursuant to Section 3.1(f) of the Securities Purchase Agreement, the obligations of Harbinger to purchase and pay for the Securities are subject, among other things, to the condition that the Parties shall have entered into this Agreement prior to or on the Closing Date.

          THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Securities Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Parties hereby agrees as follows:

          1. Appointment of Escrow Agent. Harbinger and the Stockholders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement, and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

          2. Deposit of Escrowed Property. On the Closing Date, each of the Stockholders shall deliver or cause to be delivered to the Escrow Agent certificates representing the number of Remaining Shares set forth opposite such Stockholder's name on Exhibit 1, together with signed stock powers and any other instruments executed in blank necessary to permit the Escrow Agent to effect the delivery, transfer and registration of the Remaining Shares in accordance with the terms of this Agreement. If prior to Escrow Break Date the Company effects any split, combination or reclassification of its Voting Common Stock or declares or pays any dividend or other distribution payable to the holders of its Voting Common Stock in additional shares of Common Stock, other securities or other property other than cash dividends ("Non-Cash Distributions"), then the Stockholders shall promptly deliver any such Non-Cash Distributions to the Escrow Agent and the Escrow Agent shall hold, deliver and transfer any such Non-Cash Distributions in accordance with the terms of this Agreement. The Remaining Shares together with any such Non-Cash Distributions are hereinafter referred to as the "Escrowed Property".

          3. Rights of Stockholders in Escrowed Property.

               3.1. Title, Voting Rights and Cash Dividends. Until such time as the Escrow Agent transfers and delivers the Escrowed Property in accordance with
Section 4, (a) title to the Escrowed Property shall remain in the Stockholders and the Escrowed Property shall remain registered on the books of the Company in the name of the Stockholders or their respective nominees; (b) the Stockholders shall have the right to vote the Remaining Shares and any other voting securities included within the Escrowed Property and (c) the Stockholders shall have the right to receive any cash dividends declared or paid by the Company with respect to the Remaining Shares.

               3.2 Restrictions on Transfer. Prior to the Escrow Break Date none of the Stockholders shall (i) Transfer or consent to the Transfer of, any Escrowed Property or any interest therein, (ii) enter into any contract, option or other agreement or understanding with respect to any Transfer of any Escrowed Property or any interest therein, (iii) grant any proxy, power of attorney or other authorization in or with respect to any Remaining Shares or any other voting securities included within the Escrowed Property that will not by its terms expire before the Escrow Break Date, (iv) deposit any Remaining Shares or any other voting securities included within the Escrowed Property into a voting trust or enter into a voting agreement with respect to any Remaining Shares or any other voting securities included within the Escrowed Property that will not by its terms expire before the Escrow Break Date, or (v) exchange any Remaining Shares for Non-Voting Shares or exchange any other voting securities included within the Escrowed Property for non-voting securities.

          4. Disbursement of the Escrowed Property. The Escrow Agent shall hold and dispose of the Escrowed Property as provided in this Section 4. Upon receipt of written notice from Harbinger that Harbinger has received FCC Approval to acquire the Escrowed Property or that Harbinger has determined that it may acquire the Escrowed Property without FCC Approval, the Escrow Agent shall transfer and deliver the Escrowed Property to, and effect the registration of the Escrowed Property in the name of, Harbinger Master, Harbinger Special or such of their respective nominees as they may designate. Upon receipt of written notice from Harbinger that Harbinger has failed to receive required FCC Approval to acquire the Escrowed Property or has determined that it will not seek required FCC Approval to acquire the Escrowed Property, the Escrow Agent shall sell the Escrowed Property and remit the proceeds of such sale to Harbinger. In connection with any such sale or sales, the Escrow Agent shall consult with Harbinger but shall not take any directions from Harbinger. Notwithstanding the foregoing, (a) Harbinger agrees that it shall not instruct the Escrow Agent to transfer, deliver or effect the registration of the Escrowed Property in the name of Harbinger Master, Harbinger Special or their respective nominees without Harbinger's first having obtained any necessary FCC Approval to acquire the Escrowed Property and (b) Harbinger shall not have the power to direct the Escrow Agent to transfer and deliver the Escrowed Property to, and effect the registration of the Escrowed Property in the name of, Harbinger Master, Harbinger Special or their respective nominees or to sell the Escrowed Property unless and until Harbinger delivers to the Escrow Agent an opinion of FCC counsel addressed to Harbinger and to the Escrow Agent to the effect that such disposition would not violate the Communications Act. The Escrow Agent shall have no further duties hereunder after the transfer and delivery of the Escrowed Property in accordance with this Section 4.

          5. Concerning the Escrow Agent.

               5.1 Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) that is believed by the Escrow Agent to be genuine and to be signed or presented by the proper Person or Persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper Party or Parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

               5.2 Indemnification. The Escrow Agent shall be indemnified and held harmless by Harbinger from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrowed Property held by it hereunder, other than expenses or losses arising from the actual fraud of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other Parties in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrowed Property or it may deposit the Escrowed Property with the clerk of any appropriate court or it may retain the Escrowed Property pending receipt of a final, non appealable order of a court having jurisdiction over all of the Parties directing to whom and under what circumstances the Escrowed Property is to be transferred and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

               5.3 Compensation. The Escrow Agent shall be entitled to reasonable compensation from Harbinger for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from Harbinger for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors' and agents' fees and disbursements and all taxes or other governmental charges.

               5.4 Further Assurances. From time to time on and after the date hereof, Harbinger and the Stockholders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

               5.5 Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other Parties written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by Harbinger and the Stockholders, the Escrowed Property then held hereunder. If no new escrow agent is so appointed within the 60-day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Shares with any court it reasonably deems appropriate.

               5.6 Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by Harbinger, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

               5.7 Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own actual fraud.

          6. Miscellaneous.

               6.1 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such state without regard to the conflicts or choice of law provisions thereof that would give rise to the application of the domestic substantive law of any other jurisdiction.

               6.2 The Parties hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the County, City and State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each Party hereby irrevocably agrees that all claims in respect of such dispute or any legal proceeding related thereto may be heard and determined in such courts. Each Party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that such Party may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. EACH PARTY FURTHER HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL OR EQUITABLE ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) AND ANY OBJECTION THAT SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE AFOREMENTIONED COURTS. Each of the Parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Parties hereto consents to process being served by any Party in such suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of
Section 6.3.

               6.3 Notices. All notices, requests, payments, instructions or other documents to be given hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by registered or certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), or (iii) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), addressed as follows (or to such other address as the recipient Party may have furnished to the sending Party for the purpose pursuant to this Section):

         If to Harbinger to:

         c/o Harbinger Capital Partners Funds
         555 Madison Avenue, 16th Floor
         New York, NY 10022
         Attention:  Jeffrey T. Kirshner, Esq.

         with a copy, which shall not constitute notice, sent at the same time and by the same means to:

         Harbert Management Corporation
         One Riverchase Parkway, South
         Birmingham, AL 35244
         Attention:  General Counsel

         and

         Bingham McCutchen LLP
         150 Federal Street
         Boston, MA 02110
         Attention:  Joseph J. Basile
         If to any Stockholder, to:

         Andrew D. Africk
         c/o Apollo Global Management L.P.
         9 West 57th Street, 43rd floor
         New York, New York  10019

         with a copy, which shall not constitute notice, sent at the same time and by the same means to:

         Steven M. Pesner, P.C.
         Akin Gump Strauss Hauer & Feld LLP
         590 Madison Avenue
         New York, New York  10022

         and if to the Escrow Agent, to:

         Steven M. Pesner, P.C.
         -and-
         Rosa Testani
         Akin Gump Strauss Hauer & Feld LLP
         590 Madison Avenue
         New York, New York  10022

         Any Party may change the Person(s) and address(es) to which the notices or other communications are to be sent by giving written notice of any such change in the manner provided herein for giving notice.

          6.4 Further Assurances. Each of the Parties shall, upon request of the Escrow Agent, execute and deliver to the Escrow Agent, any additional documents and take any actions (including delivering instructions to any depository or securities intermediary or the Company) as the Escrow Agent may deem to be necessary or desirable to effect the transactions contemplated by this Agreement.

          6.5 Specific Performance. Each Stockholder acknowledges that it will be impossible to measure in money the damages to Harbinger if any Stockholder fails to comply with its obligations under this Agreement, and that, in the event of any such failure, Harbinger will not have an adequate remedy at law. Accordingly, each Stockholder agrees that injunctive or other equitable relief, in addition to remedies at law or damages, is an appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that Harbinger has an adequate remedy at law. Each Stockholder agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Harbinger's seeking or obtaining such equitable relief.

          6.6 Assignments. This Agreement will bind and inure to the benefit of the Parties and their respective successors, and permitted assigns. No Party will assign any rights or delegate any obligations hereunder without the consent of the other Parties, other than in the case of Harbinger, which shall have the right to assign any or all of its rights and/or delegate its obligations to any fund affiliated with Harbinger Master or Harbinger Special. Except as otherwise expressly provided herein, nothing in this Agreement is intended to or will confer any rights or remedies to any Person other than the Parties and their respective successors and permitted assigns.

          6.7 Counterparts. This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one and the same agreement. In pleading or proving this Agreement, it will not be necessary to produce or account for more than one such counterpart. Facsimile and PDF signatures hereto shall be deemed to be of the same force and effect as originals.

          6.8 Waivers. No waiver of any breach or default hereunder will be valid unless in a writing signed by the waiving Party. No failure or other delay by any Party in exercising any right, power or privilege hereunder will be or operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          6.9 Entire Agreement. This Agreement contains the entire understanding and agreement among the Parties, and supersedes any prior understandings or agreements among them, or between or among any of them, with respect to the subject matter hereof, except for those set forth in the Securities Purchase Agreement.

          6.10 Amendments in Writing. This Agreement may not be amended, modified, or supplemented except by a writing duly executed by all of the Parties.

          7. Waiver of Conflicts. Each of the Parties acknowledges that the Escrow Agent is regular counsel to each of the Stockholders and each of their respective Affiliates, and was and is counsel to the Stockholders respecting the Securities Purchase Agreement and this Agreement. Each of the Parties further acknowledges that it specifically requested the Escrow Agent to serve as the escrow agent pursuant to this Agreement for its own good and valid reasons. Each of the Parties agrees that the Escrow Agent may represent or continue to represent any or all of the Stockholders, any or all of their respective Affiliates, and any and all other Persons in any and all matters relating to the Securities Purchase Agreement, this Agreement or any other matter including, but not limited to, any action , suit or other proceeding arising out of or relating to the Securities Purchase Agreement (including a breach thereof), this Agreement (including a breach hereof) or any other matter whatsoever. Each of the Parties represents and warrants to the Escrow Agent and to each other that it has been represented by counsel of its own choice in connection herewith and that this Section 7 is valid, binding and enforceable in accordance with its terms and the intent hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date and year first written above

                                    HARBINGER CAPITAL PARTNERS MASTER
                                    FUND I, LTD.

                                    By:  Harbinger Capital Partners Offshore
                                         Manager, L.L.C., as investment
                                         manager



                                    By:
                                       --------------------------------------
                                    Name:
                                    Title:

                                    HARBINGER CAPITAL PARTNERS SPECIAL
                                    SITUATIONS FUND, L.P.

                                    By:  Harbinger Capital Partners Special
                                         Situations GP, LLC, as general
                                         partner



                                    By:
                                       --------------------------------------
                                    Name:
                                    Title:


                                    APOLLO INVESTMENT FUND IV, L.P.

                                    By: Apollo Advisors IV, L.P.
                                        Its General Partner

                                        By: Apollo Capital Management IV, Inc.
                                            Its General Partner


                                    By:
                                       --------------------------------------
                                    Name:
                                    Title:

                                    APOLLO OVERSEAS PARTNERS IV, L.P.

                                    By: Apollo Advisors IV, L.P.
                                        Its Managing General Partner

                                        By: Apollo Capital Management IV, Inc.
                                            Its General Partner

                                    By:
                                       --------------------------------------
                                    Name:
                                    Title:


                                    AIF IV/RRRR LLC
                                    AP/RM ACQUISITION, LLC
                                    ST/RRRR LLC


                                    By:
                                       --------------------------------------
                                    Name:
                                    Title:

                                    AKIN GUMP STRAUSS HAUER & FELD LLP,
                                    as Escrow Agent



                                    By:
                                       --------------------------------------
                                    Name:
                                    Title:

                                    Exhibit 1
                                       to
                                Escrow Agreement


                                                                NUMBER OF
                                                                REMAINING
     NAME OF STOCKHOLDER                                         SHARES
     -------------------                                        ----------

     APOLLO INVESTMENT FUND IV, L.P.                              347,276

     APOLLO OVERSEAS PARTNERS IV, L.P.                             17,822

     AIF IV/RRRR LLC                                               44,341

     AP/RM ACQUISITION LLC                                         20,547

     ST/RRRR LLC                                                   12,839
                                                                   ------
     TOTAL                                                        442,825

                                                              Annex C


                                                                    Number of Series       Number of Series 2-A
                                                                    1-A Warrants to Be     Warrants to Be
                            Number of Initial Shares to Be          Purchased at           Purchased at Closing
                                Purchased at Closing                Closing
                            ------------------------------          -----------------      ---------------------

Harbinger Master           7,151,336   Voting Shares                      175,975                7,357,525
                           1,028,362   Non-Voting Shares

Harbinger Special          2,630,371   Voting Shares                      58,658                 2,452,508
                           5,145,235   Non-Voting Shares

Net Total                  9,781,707   Voting Shares                      234,633                9,810,033
                           6,173,597   Non-Voting Shares Shares
Gross Total               15,955,304



                                     Annex D

           Form of Akin, Gump Opinion as Delaware and New York Counsel
                          to the Delaware Stockholders

1. AIF IV is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has the limited partnership power and authority to execute, deliver and perform its obligations under the Securities Purchase Agreement, including its obligations under the Escrow Agreement.

2. The execution and delivery of each of the Securities Purchase Agreement and the Escrow Agreement by AIF IV, and the performance by AIF IV of its obligations thereunder, have been duly authorized by all necessary partnership action on the part of AIF IV.

3. Each of AIF IV/RRRR, AP/RM and ST/RRRR is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has the limited liability company power and authority to execute, deliver and perform its obligations under the Securities Purchase Agreement, including its obligations under the Escrow Agreement.

4. The execution and delivery of each of the Securities Purchase Agreement and the Escrow Agreement by each of AIF IV/RRRR, AP/RM and ST/RRRR, and the performance by each of AIF IV/RRRR, AP/RM and ST/RRRR of their respective obligations thereunder, have been duly authorized by all necessary limited liability company action on the part of each of them.

5. Each of the Securities Purchase Agreement and the Escrow Agreement has been duly and validly executed by each of AIF IV, AIF IV/RRRR, AP/RM and ST/RRRR (collectively, the "Delaware Stockholders") and constitutes a valid and binding agreement of each of Delaware Stockholders, enforceable against each of the Delaware Stockholders under the Laws of the State of New York in accordance with its terms (provided that such counsel's opinion will be subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally; (ii) general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); (iii) the power of the courts to award damages in lieu of equitable remedies;
     (iv) Laws or public policy underlying such Laws with respect to rights to indemnification and contribution; (v) constitutional bounds on Laws that govern the enforceability of choice of law provisions in agreements; and
     (vi) the effect of Laws other than the Included Laws).

6. The execution and delivery of each of the Securities Purchase Agreement and the Escrow Agreement by each of the Delaware Stockholders do not, and the performance by each of the Delaware Stockholders of their respective obligations thereunder will not, result in any violation of any law, rule or regulation of any Included Law (as defined below), except that such counsel does not express any opinion regarding the provisions of Section 6 of the Securities Purchase Agreement. For purposes of such opinion, the term "Included Laws" means (i) the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act, and (ii) the Laws of the State of New York; in each case that such counsel, in the exercise of customary professional diligence, recognized as normally applicable to the transactions of the type contemplated by the Securities Purchase Agreement and the Escrow Agreement. The term "Included Laws" specifically excludes (a) Laws of any counties, cities, towns, municipalities and special political subdivisions, or foreign governments and any agencies thereof, (b) any antifraud, environmental, labor, tax (including Article 12 - "Tax on Transfers of Stock and Other Corporate Certificates" of the New York State Consolidated Laws - Tax), insurance, antitrust, securities, blue sky, intellectual property and federal communications Laws, and (c) any Laws that may be applicable to any of the Delaware Stockholders by virtue of the particular nature of the businesses conducted by them or any goods or services provided by them or property owned or leased by them.

7. The execution and delivery of each of the Securities Purchase Agreement and the Escrow Agreement by each of the Delaware Stockholders does not, and the performance by each of the Delaware Stockholders of their respective obligations thereunder will not, result in a violation of the Organizational Documents (as such term is defined in such counsel's opinion).

8. No consent, approval, authorization or order of or filing with any New York or Federal court or any New York or Federal public, governmental or regulatory agency or body is required under any of the Included Laws for the sale by each of the Delaware Stockholders of the Securities to be sold by each of such Delaware Stockholders or the consummation by each of the Delaware Stockholders of the transactions contemplated by the Securities Purchase Agreement or the Escrow Agreement except for such consents, approvals, authorizations and orders as have been duly obtained on or prior to the date hereof and are in full force and effect.

SK 03773 0003 872706